Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(917) 705-4579;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS FIRST QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $247 MILLION, or $3.29 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $257 MILLION, or $3.42 PER DILUTED COMMON SHARE

For the first quarter of 2026, the Company reports:
•Annualized return on average common equity ("ROACE") of 17.0% and annualized operating ROACE of 17.7%
•Combined ratio of 89.8%
•Underwriting income of $187 million, an increase of $24 million, or 15%, compared to the first quarter of 2025
•Book value per diluted common share of $78.19, an increase of $0.99, or 1.3%, compared to December 31, 2025

Pembroke, Bermuda, April 29, 2026 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the first quarter ended March 31, 2026.

Commenting on the first quarter 2026 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

"AXIS began 2026 building on the profitable growth that has defined our performance over the past three years. In the quarter, we produced gross premiums written of $3.1 billion, which represents an 11% increase year-over-year, with an 89.8% combined ratio. This translates to a 17.7% annualized operating return on average common equity, with 17.6% diluted book value per share growth over the past twelve months.

"Our Insurance business generated strong results with $1.9 billion gross premiums written and an 86.3% combined ratio, continuing to benefit from our expanded business classes and recently launched AXIS Capacity Solutions capability. AXIS Re continues to produce very solid underwriting profits, generating a 92.7% combined ratio while leaning into attractive short tail lines which comprised more than 60% of total reinsurance premiums.

"This performance highlights the sustained strength of our operating model. Our investments in products, distribution, innovation and talent are unlocking new opportunities to drive profitable growth as we execute on our specialty strategy."
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

First Quarter Consolidated Results*

•Net income available to common shareholders for the first quarter of 2026 was $247 million, an increase of $60 million, or 33%, compared to the first quarter of 2025.

•Operating income(1) for the first quarter of 2026 was $257 million, a decrease of $5 million, or 2%, compared to the first quarter of 2025.

•Underwriting income(2) for the first quarter of 2026 was $187 million, an increase of $24 million, or 15%, compared to the first quarter of 2025.

•Net investment income for the first quarter of 2026 was $185 million, a decrease of $23 million, or 11%, primarily attributable to lower income from cash following the loss portfolio transfer reinsurance agreement ("LPT transaction") completed with Enstar in the second quarter of 2025.

•Fees related to arrangements with strategic capital partners for the first quarter of 2026 of $23 million, compared to $16 million in the prior year.

•Book yield of fixed maturities was 4.7% at March 31, 2026, compared to 4.5% at March 31, 2025. The market yield was 5.1% at March 31, 2026.

•The effective tax rate of 18.0% for the quarter was principally due to pre-tax income in our U.S. and U.K. operations, compared to 18.6% for the first quarter of 2025 principally due to pre-tax income in our Bermuda, U.K., U.S., and European operations.

•Reorganization expenses for the first quarter of 2026 were $23 million, primarily related to costs attributable to streamlining our reinsurance operations and costs attributable to transitions in executive leadership.

•Total capital returned to common shareholders of $93 million, including common share repurchases of $60 million pursuant to our Board-authorized share repurchase program, and common share dividends of $33 million in the quarter.

•Book value per diluted common share was $78.19 at March 31, 2026, an increase of $0.99, or 1.3%, compared to December 31, 2025.

•Book value per diluted common share increased by $11.71, or 17.6%, over the past twelve months, driven by net income, and a reduction in net unrealized investment losses, partially offset by common share repurchases, and common share dividends of $1.76 per share.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
2 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is provided later in this press release.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

First Quarter Consolidated Underwriting Highlights3

	Three months ended March 31,
KEY RATIOS	2026	2025	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(4) (5)	56.6%	56.3%	0.3	pts
Catastrophe and weather-related losses ratio(5)	3.2%	3.7%	(0.5	pts)
Current accident year loss ratio(5)	59.8%	60.0%	(0.2	pts)
Prior year reserve development ratio	(1.2%)	(1.4%)	0.2	pts
Net losses and loss expenses ratio	58.6%	58.6%	—	pts
Acquisition cost ratio	20.5%	19.7%	0.8	pts
General and administrative expense ratio	10.7%	11.9%	(1.2	pts)
Combined ratio	89.8%	90.2%	(0.4	pts)

Current accident year combined ratio(5)	91.0%	91.6%	(0.6	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses(5)	87.8%	87.9%	(0.1	pts)

•Gross premiums written increased by $303 million, or 11% ($244 million, or 9%, on a constant currency basis(6)), to $3.1 billion with an increase of $328 million, or 20% in the insurance segment, partially offset by a decrease of $25 million, or 2% in the reinsurance segment.

•Net premiums written increased by $157 million, or 9% ($101 million, or 6%, on a constant currency basis), to $1.9 billion with an increase of $248 million, or 24% in the insurance segment, partially offset by a decrease of $92 million, or 13% in the reinsurance segment.

•Pre-tax, catastrophe and weather-related losses, net of reinsurance, were $48 million ($38 million after-tax), or 3.2 points, related to the Insurance segment, including natural catastrophe losses of $33 million or 2.2 points, primarily attributable to U.S. winter storms and other weather-related events. The remaining losses of $15 million or 1.0 point were attributable to the Middle East conflict.

•Net favorable prior year reserve development was $18 million (Insurance: $15 million; Reinsurance: $3 million), compared to $18 million in 2025.

•The underwriting-related general and administrative expense ratio decreased by 1.2 points, mainly driven by an increase in net premiums earned and efficiencies gained from investments in underwriting platforms.

3 All comparisons are with the same period of the prior year, unless otherwise stated.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
5 Current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, and current accident year combined ratio, excluding catastrophe and weather-related losses are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net losses and loss expenses ratio and combined ratio are provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
6 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures are provided above/later in this press release, and a discussion of the rationale for the presentation of these items is provided later in this press release. Variances that are unchanged on a constant currency basis are omitted from the narrative.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Segment Highlights
Insurance Segment

	Three months ended March 31,
($ in thousands)	2026	2025	Change
Gross premiums written	$1,983,742	$1,655,903	19.8%
Net premiums written	1,293,077	1,044,580	23.8%
Net premiums earned	1,141,753	1,010,086	13.0%
Underwriting income	157,353	134,541	17.0%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	53.3%	52.3%	1.0	pts
Catastrophe and weather-related losses ratio	4.2%	4.7%	(0.5	pts)
Current accident year loss ratio	57.5%	57.0%	0.5	pts
Prior year reserve development ratio	(1.4%)	(1.4%)	—	pts
Net losses and loss expenses ratio	56.1%	55.6%	0.5	pts
Acquisition cost ratio	19.6%	19.2%	0.4	pts
Underwriting-related general and administrative expense ratio	10.6%	11.9%	(1.3	pts)
Combined ratio	86.3%	86.7%	(0.4	pts)

Current accident year combined ratio	87.7%	88.1%	(0.4	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.5%	83.4%	0.1	pts

•Gross premiums written increased by $328 million, or 20% ($309 million, or 19%, on a constant currency basis), primarily attributable to property, professional lines and accident and health lines. Our AXIS Capacity Solutions capability contributed $173 million, or 10% of the increase with approximately half attributable to discrete Funds at Lloyds ("FAL") transactions.

•Net premiums written increased by $248 million, or 24% ($232 million, or 22%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, together with a decreased cession rate in liability lines, partially offset by an increased cession rate in property lines.

•The current accident year loss ratio, excluding catastrophe and weather-related losses increased by 1.0 point, principally due to increased competition in property and cyber lines.

•The acquisition cost ratio increased by 0.4 points, primarily related to increases in gross acquisition costs in property lines and changes in business mix.

•The underwriting-related general and administrative expense ratio decreased by 1.3 points, mainly driven by an increase in net premiums earned.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended March 31,
($ in thousands)	2026	2025	Change
Gross premiums written	$1,114,225	$1,138,749	(2.2%)
Net premiums written	613,959	705,459	(13.0%)
Net premiums earned	338,713	330,734	2.4%
Underwriting income	30,010	28,913	3.8%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	67.7%	68.4%	(0.7	pts)
Catastrophe and weather-related losses ratio	—%	0.5%	(0.5	pts)
Current accident year loss ratio	67.7%	68.9%	(1.2	pts)
Prior year reserve development ratio	(0.9%)	(1.2%)	0.3	pts
Net losses and loss expenses ratio	66.8%	67.7%	(0.9	pts)
Acquisition cost ratio	23.8%	21.3%	2.5	pts
Underwriting-related general and administrative expense ratio	2.1%	3.3%	(1.2	pts)
Combined ratio	92.7%	92.3%	0.4	pts

Current accident year combined ratio	93.6%	93.5%	0.1	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	93.6%	93.0%	0.6	pts

•Gross premiums written decreased by $25 million, or 2% ($65 million, or 6%, on a constant currency basis), primarily attributable to non-renewals and decreased line sizes in liability and motor lines, partially offset by increased line sizes and new business in credit and surety lines.

•Net premiums written decreased by $92 million or 13% ($131 million, or 19%, on a constant currency basis), reflecting the decrease in gross premiums written in the quarter, together with increased cession rates in motor, professional lines and liability lines.

•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.

•The acquisition cost ratio increased by 2.5 points, primarily related to increases in gross acquisition costs associated with changes in business mix attributable to credit and surety, and motor lines.

•The underwriting-related general and administrative expense ratio decreased by 1.2 points, mainly driven by an increase in fees related to arrangements with strategic capital partners.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Investments

	Three months ended March 31,
($ in thousands)	2026	2025
Net investment income	$184,740	$207,713
Net investment gains (losses)	(27,224)	(30,005)
Change in net unrealized gains (losses) on fixed maturities, pre-tax(7)	(159,243)	135,560
Interest in income of equity method investments	2,430	2,291
Total	$703	$315,559

Average cash and investments(8)	$17,335,191	$18,019,104

Pre-tax, total return on average cash and investments:
Including investment related foreign exchange movements	—%	1.8%
Excluding investment related foreign exchange movements(9)	0.1%	1.5%

•Net investment income decreased by $23 million, or 11%, compared to the first quarter of 2025, primarily attributable to lower income from cash following the LPT transaction completed in the second quarter of 2025.

•Net investment gains (losses) recognized in net income (loss) for the quarter was primarily related to net unrealized losses on equity securities and net realized gains on the sale of equities and fixed maturities.

•Change in net unrealized gains (losses) on fixed maturities, pre-tax of $(159) million ($(135) million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter was due to a decrease in the market value of our fixed maturities portfolio associated with the increase in sovereign yields and the widening of credit spreads.

•Book yield of fixed maturities was 4.7% at March 31, 2026, compared to 4.5% at March 31, 2025. The market yield was 5.1% at March 31, 2026.

7 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
8 The average cash and investments balance is the average of the monthly fair value balances.
9 Pre-tax, total return on average cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(24) million and $47 million for the three months ended March 31, 2026 and 2025, respectively.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Conference Call

We will host our first quarter earnings conference call on Thursday, April 30 2026 at 8:30 a.m. (ET). The earnings conference call can be accessed by dialing 1-877-883-0383 (U.S. callers), 1-866-605-3850 (Canada callers), or 1-412-902-6506 (international callers), and entering the passcode 2973873. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay will be available for one week by dialing 1-855-669-9658 (U.S. and Canada callers), or 1-412-317-0088 (international callers), and entering the passcode 5212333. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended March 31, 2026 is available in the Investor Information section of our website.

About AXIS Capital

AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $6.4 billion at March 31, 2026, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2026 (UNAUDITED) AND DECEMBER 31, 2025

	2026	2025

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$13,107,142	$13,018,027
Fixed maturities, held to maturity, at amortized cost	405,220	397,430
Equity securities, at fair value	688,842	707,569
Mortgage loans, held for investment, at fair value	343,959	356,840
Other investments, at fair value	1,042,649	1,027,798
Equity method investments	236,767	227,181
Short-term investments, at fair value	5,836	20,298
Total investments	15,830,415	15,755,143
Cash and cash equivalents	862,399	820,252
Restricted cash and cash equivalents	525,719	500,933
Accrued interest receivable	118,475	116,252
Insurance and reinsurance premium balances receivable	3,878,950	3,244,661
Reinsurance recoverable on unpaid losses and loss expenses	8,890,145	8,951,763
Reinsurance recoverable on paid losses and loss expenses	581,945	673,765
Deferred acquisition costs	933,802	801,778
Prepaid reinsurance premiums	2,452,190	2,139,294
Receivable for investments sold	5,422	12,806
Goodwill	66,498	66,498
Intangible assets	163,654	166,050
Operating lease right-of-use assets	94,670	93,900
Loan advances made	302,157	231,542
Other assets	912,305	887,289
Total assets	$35,618,746	$34,461,926

Liabilities
Reserve for losses and loss expenses	$18,294,149	$18,122,256
Unearned premiums	6,563,778	5,825,698
Insurance and reinsurance balances payable	2,180,053	1,882,021
Debt	1,317,104	1,316,710
Federal Home Loan Bank advances	66,380	66,380
Payable for investments purchased	69,071	36,982
Operating lease liabilities	110,181	110,095
Other liabilities	637,394	745,349
Total liabilities	29,238,110	28,105,491

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,394,568	2,405,792
Accumulated other comprehensive income (loss)	(97,128)	28,431
Retained earnings	8,395,795	8,181,699
Treasury shares, at cost	(4,864,805)	(4,811,693)
Total shareholders' equity	6,380,636	6,356,435

Total liabilities and shareholders' equity	$35,618,746	$34,461,926

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	Three months ended March 31,
	2026	2025

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,480,466	$1,340,820
Net investment income	184,740	207,713
Net investment gains (losses)	(27,224)	(30,005)
Other insurance related income	5,649	3,578
Total revenues	1,643,631	1,522,106

Expenses
Net losses and loss expenses	867,283	785,925
Acquisition costs	304,255	264,581
General and administrative expenses	158,156	159,163
Foreign exchange losses (gains)	(36,196)	57,034
Interest expense and financing costs	16,426	16,572
Reorganization expenses	23,168	—
Amortization of intangible assets	2,396	2,729
Total expenses	1,335,488	1,286,004

Income before income taxes and interest in income of equity method investments	308,143	236,102
Income tax expense	(55,806)	(44,322)
Interest in income of equity method investments	2,430	2,291
Net income	254,767	194,071
Preferred share dividends	7,563	7,563
Net income available to common shareholders	$247,204	$186,508

Per share data
Earnings per common share:
Earnings per common share	$3.34	$2.30
Earnings per diluted common share	$3.29	$2.26
Weighted average common shares outstanding	74,095	81,152
Weighted average diluted common shares outstanding	75,153	82,378
Cash dividends declared per common share	$0.44	$0.44

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	2026			2025
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,983,742	$1,114,225	$3,097,967	$1,655,903	$1,138,749	$2,794,652
Net premiums written	1,293,077	613,959	1,907,036	1,044,580	705,459	1,750,039
Net premiums earned	1,141,753	338,713	1,480,466	1,010,086	330,734	1,340,820
Other insurance related income	370	5,279	5,649	156	3,422	3,578
Current accident year net losses and loss expenses	(656,047)	(229,298)	(885,345)	(576,066)	(227,796)	(803,862)
Net favorable prior year reserve development	15,059	3,003	18,062	13,978	3,959	17,937
Acquisition costs	(223,769)	(80,486)	(304,255)	(194,021)	(70,560)	(264,581)
Underwriting-related general and
administrative expenses(10)	(120,013)	(7,201)	(127,214)	(119,592)	(10,846)	(130,438)
Underwriting income	$157,353	$30,010	187,363	$134,541	$28,913	163,454

Net investment income			184,740			207,713
Net investment gains (losses)			(27,224)			(30,005)
Corporate expenses(10)			(30,942)			(28,725)
Foreign exchange (losses) gains			36,196			(57,034)
Interest expense and financing costs			(16,426)			(16,572)
Reorganization expenses			(23,168)			—
Amortization of intangible assets			(2,396)			(2,729)
Income before income taxes and interest in income of equity method investments			308,143			236,102
Income tax expense			(55,806)			(44,322)
Interest in income of equity method investments			2,430			2,291
Net income			254,767			194,071
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$247,204			$186,508

Current accident year loss ratio	57.5%	67.7%	59.8%	57.0%	68.9%	60.0%
Prior year reserve development ratio	(1.4%)	(0.9%)	(1.2%)	(1.4%)	(1.2%)	(1.4%)
Net losses and loss expenses ratio	56.1%	66.8%	58.6%	55.6%	67.7%	58.6%
Acquisition cost ratio	19.6%	23.8%	20.5%	19.2%	21.3%	19.7%
Underwriting-related general and administrative expense ratio	10.6%	2.1%	8.6%	11.9%	3.3%	9.8%
Corporate expense ratio			2.1%			2.1%
Combined ratio	86.3%	92.7%	89.8%	86.7%	92.3%	90.2%

10 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $31 million and $29 million for the three months ended March 31, 2026 and 2025, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	Three months ended March 31,
	2026	2025
	(in thousands, except per share amounts)

Net income available to common shareholders	$247,204	$186,508
Net investment (gains) losses	27,224	30,005
Foreign exchange losses (gains)	(36,196)	57,034
Reorganization expenses	23,168	—
Interest in income of equity method investments	(2,430)	(2,291)
Income tax benefit(12)	(2,081)	(9,787)
Operating income	$256,889	$261,469

Earnings per diluted common share	$3.29	$2.26
Net investment (gains) losses	0.36	0.36
Foreign exchange losses (gains)	(0.48)	0.69
Reorganization expenses	0.31	—
Interest in income of equity method investments	(0.03)	(0.03)
Income tax benefit	(0.03)	(0.11)
Operating income per diluted common share	$3.42	$3.17

Weighted average diluted common shares outstanding	75,153	82,378

Average common shareholders' equity	$5,818,536	$5,446,089

Annualized return on average common equity	17.0%	13.7%

Annualized operating return on average common equity(13)	17.7%	19.2%

12 Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
13 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements, other than statements of historical fact included in or incorporated by reference in this press release are forward-looking statements. In some cases, these forward-looking statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "continue", "intend" or similar statements of a future or forward-looking nature or their negative or similar terminology.

Forward-looking statements made in this press release, such as those related to our performance, pricing, growth prospects, the outcome of our strategic initiatives, our expectations relating to our ability to successfully implement and manage technology initiatives – including artificial intelligence, our expectations about the current trade and geopolitical environment on our business, economic and market conditions, and other statements that are not historical facts, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation:

Insurance Risk: the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; the frequency and severity of natural and man-made disasters; the effects of emerging claims, systemic risks, and coverage and regulatory issues; reserve adequacy; losses relating to geopolitical conflicts; the adverse impact of economic and social inflation; failure of our loss limitation methods; failure of our cedants to adequately evaluate risk; and our reliance on industry models.

Strategic Risk: industry competition and consolidation; failure to keep the pace or manage technology developments, including artificial intelligence; general economic, capital, and credit market conditions, including market illiquidity, fluctuations in interest rates, credit spreads, equity securities' prices, foreign currency exchange rates, and evolving impacts of tariffs, sanctions, and international trade tensions; our ability to increase the use of data and analytics and technology as part of our business strategy and adapt to new technologies; changes in the political environment of certain countries where we operate or underwrite business; loss of business provided to us by major brokers; rating agency actions; key personnel changes; potential strategic opportunities including acquisitions and our ability to achieve them; evolving expectations regarding environmental, social, and governance matters; and the effect of contagious diseases on our business.

Credit and Market Risk: reinsurance availability and recoverability; premium collection risks; and counterparty defaults in our program business.

Liquidity Risk: the inability to access sufficient cash to meet our obligations when they are due.

Operational Risk: technology and cybersecurity challenges; failures in internal or outsourced operational processes, people, or systems; and changes in accounting policies or practices.

Regulatory Risk: changes in laws and regulations and potential government intervention in our industry; and inadvertent non-compliance with sanctions, anti-corruption, data protection and privacy requirements.

Taxation Risk: changes in tax laws.

Readers should carefully consider these risks alongside those detailed in Item 1A, 'Risk Factors' of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and in subsequent filings available at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, current accident year combined ratio, excluding catastrophe and weather-related losses, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax, total return on average cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of consolidated underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2026 primarily related to costs attributable to streamlining our reinsurance operations and costs attributable to transitions in executive leadership. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current Accident Year Loss Ratio
Current accident year loss ratio represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting net losses and loss expenses associated with our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Catastrophe and Weather-Related Losses Ratio and Current Accident Year Loss Ratio, excluding Catastrophe and Weather-Related Losses
Catastrophe and weather-related losses ratio represents net losses and loss expenses ratio associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events exclusive of net favorable (adverse) prior year reserve development.

Current accident year loss ratio, excluding catastrophe and weather-related losses represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events.

We believe that the presentation of these ratios that separately identify net losses and loss expenses associated with catastrophe and weather-related events provide investors with an enhanced understanding of our results of operations due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events.

We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2026 primarily related to costs attributable to streamlining our reinsurance operations and costs attributable to transitions in executive leadership. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax, Total Return on Average Cash and Investments excluding Foreign Exchange Movements
Pre-tax, total return on average cash and investments excluding foreign exchange movements measures net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax, total return on average cash and investments excluding foreign exchange movements to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com